UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 29, 2004

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts (Address of principal executive offices)	02451 (Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Corrected Attachment F to Raytheon Company’s press release dated July 29, 2004

ITEM 12    RESULTS OF OPERATION AND FINANCIAL CONDITION

On July 29, 2004, Raytheon Company (the “Company”) issued a press release announcing its financial results for the quarter ended June 27, 2004. The press release, furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2004 (the “Original Report”), contained an error on Attachment F (Non-GAAP Financial Measures). The error concerned the reconciliation of income from continuing operations excluding the effect of charges for the settlement of a class action lawsuit and the early retirement of debt to GAAP income from continuing operations. A copy of the corrected Attachment F to the Company’s July 29, 2004 press release is furnished herewith as Exhibit 99.1. There are no other changes to the press release as furnished with the Original Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2004

RAYTHEON COMPANY

By:	/s/ Biggs C. Porter
Biggs C. Porter Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Corrected Attachment F to Raytheon Company’s press release dated July 29, 2004